UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, Venu Holding Corporation (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). As discussed in Item 5.07 of this Current Report on Form 8-K (this “Form 8-K”), the Company’s shareholders voted at the Annual Meeting to approve an amendment to the Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance with respect to awards granted under the Incentive Plan from 2,500,000 shares of Common Stock to 7,500,000 shares of Common Stock.

The Company’s board of directors (the “Board”) voted to approve the amendment to the Incentive Plan on April 29, 2025. Having obtained the requisite shareholder approval for the Incentive Plan amendment at the Annual Meeting, the Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan (the “Amended and Restated Incentive Plan”) became effective on October 28, 2025. For a summary of the material terms of the Incentive Plan and the purpose and effect of the Incentive Plan amendment, see “Proposal No. 2” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2025 (the “Proxy Statement”).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Incentive Plan, as amended, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting of Shareholders in person at the Phil Long Music Hall in Colorado Springs, Colorado, on October 28, 2025.

The Company’s shareholders voted on three proposals at the Annual Meeting, each of which is listed below and described in more detail in the Proxy Statement. With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of September 3, 2025. Holders of Common Stock representing 26,394,634 votes were represented in person or by proxy at the Annual Meeting, which represented 61.12% of the voting power of the 43,186,232 shares of Common Stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business.

At the Annual Meeting, the Company’s shareholders voted on the following proposals:

1.	To elect seven directors to serve on the Board until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To consider and approve an amendment to the Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance with respect to awards granted under the Incentive Plan from 2,500,000 shares to 7,500,000 shares; and

3.	To ratify the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The final results of voting on each of the proposals presented at the Annual Meeting, as certified by the Company’s independent inspector of election, are set forth below.

Proposal No. 1: Election of Directors.

The shareholders elected each of the seven director nominees to serve on the Board until the 2026 Annual Meeting of Shareholders and until such director’s successor has been duly elected and qualified. The results of the vote taken were as follows:

Nominee	Votes For	Votes Against	Broker Non-Votes
JW Roth	24,564,295	34,484	1,795,855
Heather Atkinson	24,554,458	44,321	1,795,855
Mitchell Roth	24,003,904	594,875	1,795,855
Steve Cominsky	24,485,832	112,947	1,795,855
Matthew Craddock	24,484,995	113,784	1,795,855
David Lavigne	24,485,982	112,797	1,795,855
Thomas Finke	24,485,846	112,933	1,795,855

Proposal No. 2: Amendment to the Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan

The shareholders approved the amendment to the Company’s Incentive Plan, which became effective on October 28, 2025, as discussed in Item 5.02(e) of this Form 8-K. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,679,369	1,786,636	132,774	1,795,855

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment by the Board’s Audit Committee of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,373,774	14,832	6,028	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Venu Holding Corporation Amended and Restated 2023 Omnibus Incentive Compensation Plan, as amended
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: October 30, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman